PRESS RELEASE
FOR IMMEDIATE RELEASE

Veritex Holdings, Inc. Completes Acquisition of North Avenue Capital, LLC, Becomes Leading Producer of USDA Loans

Dallas, TX – November 1, 2021 – Veritex Holdings, Inc. (Nasdaq: VBTX) (“Veritex” or the “Company”), the parent holding company for Veritex Community Bank (“Bank”), today announced the completion of its acquisition of North Avenue Capital, LLC (“NAC”). Under the terms of the definitive agreement for the acquisition, the Bank paid $57.5 million in cash to existing shareholders of NAC. Three years after the completion of the transaction, NAC has the right, subject to adjustment, to receive an additional $5 million in cash subject to certain performance measures. NAC will continue to operate under its current name and brand and in its current office space, as a wholly owned subsidiary of the Bank.
The transaction makes the Bank a leading player in the USDA Business and Industry (“B&I”) lending program. It furthered the Company’s strategy of diversifying revenue streams and providing meaningful gain on sale and loan servicing fees. The Company will leverage NAC’s loan sourcing technology to further enhance the Company’s products and services. Additionally, the Company will provide additional resources and expertise to complement NAC’s experienced team and proven Bank strategy.
Veritex Chairman and Chief Executive Officer C. Malcolm Holland stated, “We are very excited to complete the acquisition of NAC. We have been interested in expanding our existing presence in the USDA lending space for a while now and we have been impressed by what we have learned about NAC and its people. This transaction provides us the opportunity to become the top player in the USDA B&I lending space and we look forward to working with the NAC team moving forward.”
About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.
Forward Looking Statement
This press release includes “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the impact Veritex expects its acquisition of NAC to have on its operations, financial condition, and financial results, and Veritex’s expectations about its ability to successfully integrate the combined businesses and the amount of cost savings and overall operational efficiencies Veritex expects to realize as a result of the acquisition. The forward-looking statements also include statements about Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain important factors could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, that the businesses of Veritex and NAC will not be integrated successfully, that the cost savings and any synergies from the acquisition may not be fully realized or may take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex or NAC have business relationships, diversion of management time on acquisition-related issues, the reaction to the transaction of the companies’ customers, employees and counterparties and other factors, many of which are beyond the control of Veritex and NAC. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex or NAC anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Neither Veritex nor NAC undertakes any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.
Source: Veritex Holdings, Inc.
Investor Relations:
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